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INVESCO SENIOR LOAN FUND                                        SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING:   8/31/2014
FILE NUMBER :        811-05845
SERIES NO.:          1

         72DD.  1   Total income dividends for which record date passed
                    during the period. (000's Omitted)
                    Class A                 $  5,730
                2   Dividends for a second class of open-end company shares
                    (000's Omitted)
                    Class B                 $    236
                    Class C                 $ 19,785
                    Class Y                 $     82
                    Class IB                $  1,583
                    Class IC                $  4,173

         73A. Payments per share outstanding during the entire curren period: (form nnn.nnnn)
                1   Dividends from net investment income
                    Class A                 $ 0.1686
                2 Dividends for a second class of open-end company shares (form nnn.nnnn)
                    Class B                 $ 0.1692
                    Class C                 $ 0.1427
                    Class Y                 $ 0.1776
                    Class IB                $ 0.1776
                    Class IC                $ 0.1722

         74U.   1   Number of shares outstanding (000's Omitted)
                    Class A                   32,964
                2   Number of shares outstanding of a second class of open-
                    end company shares (000's Omitted)
                    Class B                    1,275
                    Class C                   29,383
                    Class Y                      481
                    Class IB                 107,301
                    Class IC                   8,884

         74V.   1   Net asset value per share (to nearest cent)
                    Class A                 $   7.01
                2   Net asset value per share of a second class of open-end
                    company shares (to nearest cent)
                    Class B                 $   7.04
                    Class C                 $   7.02
                    Class Y                 $   7.02
                    Class IB                $   7.02
                    Class IC                $   7.02